Exhibit 10.13

FORM OF

COMMONWEALTH BANKSHARES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is between Commonwealth Bankshares, Inc. (the “Company”)                      (the “Optionee”), and is dated as of                      (the “Date of Grant”).

The Company hereby grants the Optionee an option to purchase shares of the Common Stock of the Company (the “Company Stock”), subject to the terms and conditions of this Agreement.

The grant of this option is made pursuant to the Commonwealth Bankshares, Inc. 2005 Stock Incentive Plan (the “Plan”), a copy of which is available from the Company upon request. The terms of the Plan are incorporated into this Agreement by reference. In the case of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Any term used in this Agreement that is defined in the Plan shall have the same meaning given to that term in the Plan.

1. Grant of Option. The Company grants the Optionee a Nonstatutory Stock Option (the “Option”) to purchase from the Company              shares of Company Stock at $             per share (the “Option Price”). The Option is not intended to be an “incentive stock option” that receives special tax treatment under Section 422 of the Internal Revenue Code (the “Code”).

2. Entitlement to Exercise Option.

(a) The Optionee will become vested in and entitled to exercise the Option as follows:

Vesting Date	Number of Shares	Total Vested Shares

This vesting schedule shall accelerate and the Option shall become fully exercisable upon a Change in Control, as defined in the Plan.

(b) If the Optionee retires or ceases to be employed by the Company for any reason other than his death or disability and at a time when all or a portion of this Option was vested and exercisable pursuant to paragraph (a) above, the Optionee may exercise any or all of his vested Option within three months after he terminates employment.

(c) If the Optionee terminates employment because of a Disability (as defined in the Plan), he may exercise any or all of a portion of the vested Option (determined as of the Optionee’s termination date) within one year after the Disability termination date.

(d) If the Optionee dies while he is employed with the Company or within three months after he terminates employment because of a Disability, the Optionee’s beneficiary may exercise this Option within the tenth anniversary of the options date of grant, but only to the extent the Option was vested and exercisable immediately before the Optionee’s death.

(e) If the Optionee is terminated by the Company for Cause (as defined in the Plan), this Option will expire immediately with respect to both vested and unvested shares as of the date of misconduct, unless the Company agrees in writing to waive this provision.

(f) In no event may this Option be exercised after                      [insert date 10 years from agreement date].

3. Method of Exercise and Payment.

(a) The Optionee may exercise his Option by delivering a written notice to the Company. The exercise date will be (i) in the case of notice by mail, the date of postmark; or (ii) if delivered in person, the date of delivery. The notice must be signed and state the number of shares the Optionee has elected to purchase. The Optionee may exercise the Option in whole or in part, but only with respect to whole shares of Company Stock.

(b) The exercise notice must be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the Company). Instead of paying cash, the Optionee may substitute shares of the Company’s Common Stock that he or she previously acquired and has owned for at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) for all or part of the cash payment (shares will be valued at their Fair Market Value on the date of exercise). In addition, the exercise price shall be payable to the Company pursuant to any other method and approved and accepted by the Committee in its sole discretion, including, without limitation, a cashless (broker assisted) exercise.

4. Tax Obligations Upon Exercise. The difference between the Fair Market Value of the shares purchased when this Option is exercised and the Option Price is compensation taxable to the Optionee as ordinary income and is subject to applicable federal and state taxes. By signing the Agreement, the Optionee agrees to authorize payroll withholding or to make arrangements satisfactory to the Company to comply with applicable tax withholding requirements.

5. Nontransferability. In general, this Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. Notwithstanding the preceding sentence and subject to federal and state securities laws, the Optionee may transfer all or a portion of this Option to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Optionee’s immediate family members. Consideration may not be paid for the transfer of this Option. The transferee of the Option shall be subject to all conditions applicable to the Option prior to its transfer, as set forth in this Agreement.

6. Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other change in the capitalization effective without receipt of consideration by the Company, the number of unexercised Option shares and the Option price shall be appropriately adjusted by the Company, whose determination shall be binding. To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made to an outstanding Option by the Company pursuant to this paragraph 6 to an outstanding Option shall be made so that both: (i) the aggregate intrinsic value of an Option immediately after the adjustment is not less than the Option’s aggregate intrinsic value before the adjustment, and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

7. Forfeiture by Order of Regulatory Agency. If the Company’s capital falls below the minimum requirements contained in 12 C.F.R. Part 325 or below a higher requirement as determined by the Company’s primary bank regulatory agency, such agency may direct the Company to require the Optionee to exercise or forfeit some or all of his Options granted hereunder. All options granted under this Agreement are subject to the terms of any such directive.

8. Employment Rights. Neither the Plan nor this Agreement confers upon the Optionee any right to continue as an employee of the Company or limits in any respect the right of the Company to terminate the Optionee’s employment.

9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

10. Acceptance of Option. This Agreement deals only with the Option the Optionee has been granted and not its exercise. The Optionee’s acceptance of the Option places no obligation or commitment on the Optionee to exercise the Option. By signing below, the Optionee indicates acceptance of the Option and his or her agreement to the terms and conditions set forth in this Agreement, which, together with the terms of the Plan, shall become the Company’s Stock Option Agreement with the Optionee. The Optionee also agrees to all of the terms and conditions of the Plan.

11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Optionee and the Company and shall be binding upon your legatees, distributees, and personal representatives and the successors of the Company. This Agreement may only be amended by a writing signed by both the Optionee and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Commonwealth Bankshares, Inc.

By:

Signature:
[Name]

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